Exhibit 99.8

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                                                          AUTOMATIC OPTION GRANT


                           MATRIX PHARMACEUTICAL, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT


                  AGREEMENT made this ________ day of ____________, 199_ by and between Matrix Pharmaceutical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and _________________________ (the "Optionee").

                                   WITNESSETH:

RECITALS

                  A. The Company's Board of Directors (the "Board") has adopted the Company's 1991 Director Stock Option Plan (the "Plan") for the purpose of providing an equity incentive for individuals to serve as non-employee members of the Board.

                  B. Optionee is a non-employee Board member who is entitled to receive an option to acquire shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the automatic option grant program implemented for non-employee Board members under the Plan. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic option grant made to such Optionee thereunder.

                  C. The granted option is intended to be a non-statutory stock option which does not satisfy the requirements of Section 422 of the Internal Revenue Code.

                  D. For purposes of this Agreement, the following definitions shall be in effect:

         Board Member: The Optionee shall be deemed to be a Board Member for so long as such individual continues to serve as a member of the Company's Board of Directors (the "Board") or as a member of the board of directors of any Parent or Subsidiary Corporation.

         Fair Market Value: The Fair Market Value per share of Common Stock on any date in question shall be determined in accordance with the following provisions:



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               (i) If the Common  Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange serving as the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         Parent Corporation: A corporation shall be deemed to be a Parent Corporation if it is one of the corporations (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation (other than the Company) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         Subsidiary Corporation: A corporation shall be deemed to be a Subsidiary Corporation if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TERMS

                  1. Grant of Option. On ____________, 199_ (the "Grant Date"), there is hereby automatically granted to Optionee, pursuant to the provisions of the Plan, a stock option to purchase up to 3,000 shares of Common Stock (the "Option Shares") upon the terms and conditions set forth in this Agreement and in the Plan, and such terms and conditions of the Plan are hereby incorporated into this Agreement by reference and made a part hereof as if expressly included in this Agreement. The Option Shares shall be purchasable in accordance with such terms and conditions at the option exercise price of $__________ per share (the "Option Price").

                                       2.


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                  2.  Option  Term.  This  option  shall have a term of ten (10)
years measured from the Grant Date and shall accordingly expire at the close of business on _______________________, 200_ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 7A or 7C of this Agreement.

                  3. Limited  Transferability.  This option,  together  with the special stock appreciation right under Paragraph 7C, may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment. Any other attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this option or the special stock appreciation right during Optionee's lifetime, and any levy of execution, attachment or similar process on this option or such stock appreciation right shall be null and void. Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee's will or the laws of inheritance and distribution.

                  4. Exercisability. This option shall become exercisable in accordance with the terms of attached Exhibit I. Once this option becomes exercisable for one or more Option Shares in accordance with Exhibit I, those Option Shares shall accumulate, and this option shall remain exercisable for the accumulated Option Shares until the Expiration Date or sooner termination of the option term under Paragraph 7A or 7C.

                  5. Cessation of Board Membership. Should the Optionee cease to serve as a Board Member while this option is outstanding, then the following provisions shall become applicable:

                         (i) Should the Optionee's service as a Board Member terminate for any reason other than death while this option is outstanding, then Optionee shall have until the Expiration Date of the option term to exercise this option for any Option Shares for which this option is exercisable on the date of such cessation of Board service. However, this option shall, immediately upon the Optionee's cessation of service as a Board Member, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable in accordance with the provisions of this Agreement.

                         (ii) Should the Optionee die while serving as a Board Member, then the personal representative of the Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of inheritance) shall have the

                                       3.

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     right to exercise  this option for any or all of the Option  Shares at the time subject to such option. Such right shall lapse, and this option shall cease to be exercisable, upon the Expiration Date of the option term.

                         (iii) In no event may this option be exercised for any Option Shares after the specified Expiration Date of the option term or the sooner termination of this option under Paragraph 7A or 7C.

                  6.       Adjustment in Option Shares.

                  A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination  of  shares,  exchange  of  shares  or other  change  affecting  the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall automatically be made to the number and/or class of securities subject to this option and the Option Price payable per share in order to reflect such transaction and thereby preclude the dilution or enlargement of benefits hereunder.

                  B. If this option is assumed in connection with a Corporate Transaction under Paragraph 7, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had this option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price shall remain the same.

                  7.       Corporate   Transaction/Change   in   Control/Hostile
                           Take-Over.

                  A. In the event of any of the following transactions (a "Corporate Transaction"):

                         (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation, or

                         (ii) a sale of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation; or

                         (iii) any  reverse  merger in which the Company is
     the surviving entity but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary;

                                       4.

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                  the   exercisability   of  this  option  shall   automatically
accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                  B. In connection with any Change in Control of the Company, the exercisability of this option shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares. The option as so accelerated shall remain exercisable until the expiration or sooner termination of the option term. For purposes of this Agreement, a Change in Control shall be deemed to occur in the event:

                         (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

                         (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                  C. Should a Hostile Take-Over of the Company occur at any time while this option is outstanding, then this option shall automatically be cancelled upon the effective date of such Hostile Take-Over in exchange for a cash distribution from the Company. Such distribution shall be in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to this option (whether or not the option is at the time otherwise exercisable for such shares) over the aggregate Option Price payable for such shares. The cash distribution shall be made within five (5) days following the effective date of the Hostile Take-Over, and no approval of the Board shall be required

                                       5.

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in connection  with such  cancellation  and  distribution.  For purposes of this
Paragraph 7C, the following definitional provisions shall be in effect:

                  A Hostile Take-Over shall be deemed to occur in the event
     (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

                  The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the date of the option cancellation or (b) the highest reported price per share paid by the acquiring entity in effecting the Hostile Take-Over.

                  D. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  8. Privilege of Stock Ownership. Optionee shall not have any stockholder rights with respect to the Option Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and been issued a stock certificate for such shares.

                  9.       Manner of Exercising Option.

                  A. In order to exercise this option for one or more Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                         (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice") in substantially the form of Exhibit II attached hereto.

                         (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                                   - full  payment  in cash or  check  made
          payable to the Company's order;

                                       6.

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                                   - full payment in shares of Common Stock
          held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                                   -  full  payment  in  a  combination  of
          shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check; or

                                   -  full  payment   through  a  sale  and
          remittance procedure pursuant to which the Optionee (a) shall provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (b) shall concurrently provide directives to the Company to deliver certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                         (iii)   Furnish   to   the   Company   appropriate
     documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                  B. For purposes of this Agreement, the Exercise Date shall be the date on which the Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure specified above may be utilized in connection with the exercise of this option, payment of the Option Price for the purchased shares must accompany such notice.

                  C. As soon as practical after the exercise of this option in accordance with the provisions of this Agreement, the Company shall mail or deliver to or on behalf of the Optionee (or any other person or persons exercising this option) a stock certificate representing the purchased shares.

                  D. In no event may this option be exercised for any fractional shares.

                  10. Legality of Issuance. The Company shall not be obligated to sell or issue any Option Shares pursuant to this Agreement if such sale or issuance might, in the opinion of the Company and the Company's counsel, constitute a violation by the Company of any applicable law or regulation.

                                       7.

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                  11. Binding  Effect.  Subject to the  limitations set forth in
Paragraph 3 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors and assigns of the parties hereto; provided, however, that Optionee may not assign any of Optionee's rights under this Agreement other than as permitted under Paragraph 3.

                  12. No Impairment of Rights. Nothing in this Agreement or in the Plan shall be deemed to impair or otherwise restrict the rights of the Company or its stockholders to remove the Optionee from the Board at any time pursuant to the provisions of applicable law.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  14. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company shall, if not personally delivered, be mailed to the Company at the following address:

                                    Matrix Pharmaceutical, Inc.
                                    34700 Campus Drive
                                    Fremont, CA  94555

                  Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for the Optionee shall, if not personally delivered, be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received, unless properly mailed by registered mail, return receipt requested, in which event they shall be deemed received two days after the date of mailing.

                  15. Construction. This Agreement and the option evidenced hereby are issued pursuant to the automatic grant program for non-employee Board Members in effect under the Plan and shall be subject to the express terms and provisions of the Plan applicable to such automatic grants.

                                       8.

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                  IN WITNESS  WHEREOF,  Matrix  Pharmaceutical,  Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer and the Optionee has executed this Agreement, all on the day and year first above written.


                                         MATRIX PHARMACEUTICAL, INC.

                                         By:____________________________________

                                         Title:_________________________________

                                         _______________________________________
                                                        OPTIONEE

                                         Address:_______________________________

                                         _______________________________________

                                       9.

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                                    EXHIBIT I

                                EXERCISE SCHEDULE

                  The option shall become exercisable in accordance with the following terms and conditions, provided the Optionee continues in service as a Board Member.

                  The option shall become exercisable for all of the Option Shares one (1) year after the Grant Date, provided the Optionee attends all of the regularly-scheduled Board meetings held during that one-year period. To the extent that the Optionee attends less than all of such meetings, this option shall lapse as to the number of Option Shares determined by multiplying the total number of Option Shares by a fraction, the numerator of which is the number of such meetings not attended by the Optionee during the applicable one-year period and the denominator of which is the total number of such meetings held during that period. Any Option Shares as to which this option so lapses shall no longer be subject to such option or otherwise available for purchase by the Optionee.

                  In no event shall this option become exercisable for any additional Option Shares following the date the Optionee ceases to serve as a Board Member.


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                                   EXHIBIT II


                       NOTICE OF EXERCISE OF STOCK OPTION


                  I hereby notify Matrix Pharmaceutical, Inc. (the "Company") that I elect to purchase _______________ shares of the Company's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on to purchase up to 3,000 shares of such Common Stock at an option price of $ _________________ per share (the "Option Price").

                  Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Option Price for the Purchased Shares.


_________________________                       ________________________________
Date                                            Optionee

                                    Address:    ________________________________

                                                ________________________________


  Print name in exact manner
  it is to appear on the
  stock certificate:                            ________________________________

                                                ________________________________




  Address to which  certificate
  is to be sent, if different
  from address  above:                          ________________________________

                                                ________________________________

  Social Security Number:                       ________________________________